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Exhibit 10.4

                         AMENDMENT DATED JANUARY 6, 2007
                    TO COMMERCIAL LOAN AND SECURITY AGREEMENT

     THIS AMENDMENT DATED JANUARY 6, 2007 TO COMMERCIAL LOAN AND SECURITY AGREEMENT ("Amendment"), is by and between STANFORD INTERNATIONAL BANK LTD., a company organized under the laws of Antigua (the "Lender") and SUPERIOR GALLERIES, INC., a Delaware corporation ("Borrower"), with reference to the following facts:

                                 R E C I T A L S

     A. Pursuant to a Commercial Loan and Security Agreement originally dated October 1, 2003, as amended as of March 29, 2005 and as further amended on April 7, 2006, Stanford Financial Group Company ("SFG") has provided certain credit facilities to Borrower. Such Commercial Loan and Security Agreement as amended to date, is referred to herein as the "Loan Agreement." On November 30, 2004, the Lender was assigned all of SFG's right, title and interest in the Loan Agreement and the promissory note issued thereunder.

     B. The maximum amount that can currently be borrowed under the Loan Agreement is $10,850,000. The parties desire to increase the maximum amount that may be borrowed under the Loan Agreement to $19,892,340.00.

     C. The parties to further amend the Loan Agreement in accordance with the terms and conditions set forth herein.

     D. As of the date hereof, the parties have entered into a forbearance agreement (the "Forbearance Agreement") with respect to certain "Existing Defaults" under the Loan Agreement, as such term is defined in the Forbearance Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties agree as follows:

                                    AGREEMENT
                                    ---------

     1. Except as provided in the Forbearance Agreement or any other forbearance agreement that the Lender may execute from time-to-time, the parties agree that the maximum amount that may be borrowed under the Loan Agreement is Nineteen Million Eight Hundred Ninety Two Thousand Three Hundred Forty Dollars ($19,892,340.00). Accordingly, the first sentence of Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

     "Subject to all the terms and conditions of this Agreement, including the preconditions to loan advances as herein provided and so long as there exists no Event of Default nor any event which with the passage of time, the giving of notice or both would constitute an Event of Default (other than "Existing Defaults" as defined in the Forbearance Agreement), Lender will make available to the Borrower a revolving

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     Commercial  Loan in the  principal  amount of Nineteen  Million  Eight
     Hundred    Ninety   Two   Thousand   Three   Hundred   Forty   Dollars
     ($19,892,340.00) (referred to herein as the "Loan") which Borrower shall use for borrowing against its inventory and providing loans to Borrower's customers secured by collateral property consigned to Borrower for auction or otherwise in Borrower's possession, custody and control."

     2. Consistent with Section 1 above, Borrower shall execute and deliver an amended and restated promissory note in the form attached hereto as Exhibit "A", reflecting the increased loan amount. Such amended and restated note shall replace the currently existing Commercial Note originally dated March 29, 2005, as amended to date, delivered by the Borrower to Lender under the Loan Agreement (the "Commercial Note") in the principal amount of $10,850,000.

     3. Simultaneously with the execution hereof, the Lender shall make an advance to the Borrower in the amount of $400,000, along with interest from January 1, 2007 through the date of this payment (estimated at $137 per day), to repay certain indebtedness due to an affiliate of the Borrower, which repayment (including the interest payment) Lender expressly approves and waives any prohibition on such payments set forth in the Loan Agreement.

     4. For purposes of (i) any representation or warranty made or required to be made by the Borrower, (ii) any condition to which the rights of the Borrower are subject, (iii) any covenant of the Borrower, or (iv) any certification made or required to be made by the Borrower; in each case in the Loan Agreement (including without limitation Section 2.13 thereof) or any of the other Documents, relating either to the liabilities of the Borrower or to the maximum amount that is currently available to be advanced to the Borrower under the Loan Agreement, an amount equal to $8,392,340.00, representing the amount of outstanding debt of the Borrower under the Loan Agreement to be converted into shares of common stock of the Borrower in connection with the transactions contemplated by that certain Amended and Restated Agreement and Plan of Merger and Reorganization, of even date herewith, by and among DGSE Companies, Inc., a Nevada corporation, DGSE Merger Corp., a Delaware corporation, the Borrower and the Lender, as stockholder agent (the "Merger Agreement"), shall be deducted from the current outstanding principal balance of the Loan.

     5. Section 5(b) of the Loan Agreement is hereby amended to read in full as follows:

     "(b) If Borrower shall be in default in the performance of or compliance with any other term, covenant or condition applicable to it contained in this Agreement or in any other Documents, and shall have failed to cure such default for ten (10) days after the sooner to occur of Borrower's receipt of written notice of such default from the Lender or the date on which such default first becomes known to any officer of Borrower;"

     6. The following provisions are added as additional "Events of Default" following Section 5(g):


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     (h) A writ of attachment,  garnishment execution, distraint or similar process in excess of $25,000 is issued against Borrower, any Affiliate of Borrower, or any of their respective properties except for any such writ of attachment, garnishment execution, distraint or similar process that is subject to a bona fide dispute by Borrower and is properly contested by appropriate proceedings promptly instituted and diligently conducted;

     (i) Lender determines, in its sole discretion, that a materially adverse effect has occurred with respect to the Borrower; as used herein, "materially adverse effect" means a material adverse effect occurring after the date of this Amendment on (1) the business, assets, properties, financial condition, contingent liabilities or material agreements of Borrower and its Subsidiaries taken as a whole,
     (2) the value of the Collateral, (3) the security interest or the priority of the security interest granted in favor of Lender, (4) the ability of Borrower to perform any material obligations under the Loan Agreement or any other Document, or (5) the rights of or benefits available to Lender under, or the validity or enforceability of, any Document.

     (j) Any judgment or order for the payment of money in excess of $25,000, or in excess of $100,000 in the aggregate for all such judgments or orders, is entered against Borrower, unless the same shall be (1) fully covered by insurance, or (2) vacated, stayed, bonded, paid or discharged within a period of thirty (30) days from the date of such judgment or order;

     (k) Borrower conceals, removes, or permits to be concealed or removed, any of its assets with the intent to hinder, delay or defraud the Lender or any of Borrower's other creditors;

     (l) A guarantor, surety or endorser for any of the Obligations revokes, terminates or fails to perform any of the terms of any guaranty, endorsement or other agreement of such party in favor of Lender, or prospectively terminates or revokes such guaranty or surety;

     (m) Any loss, theft, damage or destruction of any item of Collateral or other property of Borrower which has a materially adverse effect; or

     (n) There is filed against Borrower or any guarantor or other party liable for any of the Obligations any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding could result in the confiscation or forfeiture of any material portion of the Collateral;

     7. Section 18.2 of the Loan Agreement is hereby amended to read in full as follows:


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     18.2 The obligation of the Lender to make each  subsequent  advance to be made by it hereunder is subject to the conditions  precedent  that,
     other  than  "Existing   Defaults"  as  defined  in  the   Forbearance
     Agreement:

          (a) NO EVENT OF DEFAULT

     No Event of Default specified in Section 5 hereof, and no event which pursuant to the provisions of Section 5 with the lapse of time and/or notice specified therein would become such an Event of Default, has occurred and is continuing; and

          (b) NO MATERIAL ADVERSE CHANGE

     There has been no material adverse change in the consolidated financial condition of the Borrower or any of the Guarantors and its or his consolidated subsidiaries; and

          (c) REPRESENTATIONS AND WARRANTIES

     The Representations and Warranties contained in Section 2 are true and correct.

     The Lender shall have received a certificate of the CEO and CFO of the Borrower certifying as of the date of the current advance that, other than "Existing Defaults" as defined in the Forbearance Agreement: (i) no Event of Default specified in Section 5 hereof exists or is continuing, (ii) no material change has taken place with regard to its financial condition as represented to the Lender and (iii) the Representations and Warranties contained in Section 2 are still true and correct.

     8. To induce Lender to enter into this Amendment, Borrower shall execute and deliver to Lender a forbearance agreement in form and substance agreeable to Lender in its sole discretion.

     9. Borrower hereby restates, ratifies and reaffirms each and every term, condition, representation and warranty heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment and the Documents.

     10. To induce Lender to enter into this Amendment, Borrower (a) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection exists in favor of Borrower against Lender arising out of or with respect to the Loan Agreement, the other Documents, the Obligations, or any other arrangement or relationship between Lender and the Borrower, and (b) releases, acquits, remises and forever discharges Lender and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action, whether at law or in equity, whether now accrued or hereafter maturing, and whether known or unknown, which Borrower now or hereafter may have by reason of any manner, cause or things to and including


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the date of this  Amendment  with  respect  to  matters  arising  out of or with respect to the Loan Agreement, the other Documents, the Obligations, or any other arrangement or relationship between Lender and Borrower.

     11. Borrower acknowledges that (a) except as expressly set forth herein, Lender has not agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Documents, (b) no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Documents shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of Borrower and Lender, and (c) the execution and delivery of this Amendment has not established any course of dealing among the parties hereto or created any obligation or agreement of Lender with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Documents.

     12. To induce Lender to enter into this Amendment and except for the "Existing Defaults" referred to in the Forbearance Agreement, Borrower hereby represents and warrants that, as of the date hereof, and after giving effect to the terms hereof, there exists no Event of Default under the Loan Agreement or any of the other Documents.

     13. Borrower hereby represents and warrants that the undersigned signatory executing this Amendment on behalf of Borrower has the authority to execute and deliver this Amendment on behalf of Borrower, and Borrower is authorized to enter into and perform this Amendment.

     14. In consideration of the accommodations made by Lender hereunder, Borrower agrees to pay to Lender on demand all costs and expenses of Lender in connection with the preparation, execution, delivery and enforcement of this Amendment and the other Documents and any other transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and reasonable out-of-pocket expenses of legal counsel to Lender.

     15. Except as modified hereby and in the Amended and Restated Commercial Note of even date herewith, all terms and conditions of the Loan Agreement and the Commercial Note shall continue in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligation of the Borrower to Lender. In the event of any conflict between the terms or provisions of this Amendment and the Loan Agreement or the Commercial Note, then this Amendment shall prevail in all respects.

     16. This Amendment may be executed in two counterparts, which taken together shall be deemed a single instrument. Executed copies of this Amendment may be delivered by facsimile transmission or other electronic means. The parties shall execute and deliver any other instruments or documents and take any further actions after the execution of this Amendment, which may be reasonably required for the implementation of this Amendment and the transactions contemplated hereby. Capitalized terms used in this Amendment and not otherwise defined in this Amendment have the meanings assigned to them in the Loan Agreement.


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     IN WITNESS WHEREOF,  the undersigned have executed this Amendment as of the date first written above.

                                                BORROWER:

                                                SUPERIOR GALLERIES, INC.



                                                By: /s/ Silvano DiGenova
                                                   -----------------------------
                                                   Silvano DiGenova
                                                   Chief Executive Officer



                                                LENDER:

                                                STANFORD INTERNATIONAL BANK LTD.


                                                By: /s/ James M. Davis
                                                   -----------------------------
                                                   James M. Davis
                                                   Chief Financial Officer















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                                   EXHIBIT "A"

                   FORM OF AMENDED & RESTATED PROMISSORY NOTE